AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 2001
                                REGISTRATION NO.
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                                ALBERTSON'S, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                          82-0184434
          (State or other                                    (I.R.S. Employer
          jurisdiction of                                 Identification Number)
          incorporation or
           organization)

                      250 PARKCENTER BOULEVARD, P.O. BOX 20
                               BOISE, IDAHO 83726
                            (Address of registrant's
                          principal executive offices)


        ALBERTSON'S AMENDED AND RESTATED 1995 STOCK-BASED INCENTIVE PLAN
                            (Full title of the Plan)


                               PAUL G. ROWAN, ESQ.
          GROUP VICE PRESIDENT, BUSINESS LAW AND ACTING GENERAL COUNSEL
                                ALBERTSON'S, INC.
                            250 PARKCENTER BOULEVARD
                                   P.O. BOX 20
                               BOISE, IDAHO 83726
                                 (208) 395-6300
           (Name, address, and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                                Proposed          Proposed Maximum         Amount of
                                                                           Maximum Offering           Aggregate     Registration Fee
            Title of Securities                        Amount to be         Price Per Share       Offering Price
             to be Registered                         Registered (1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share, including
associated preferred stock purchase rights (2), (3)       20,000,000 shares         $32.25(2)          $645,000,000         $161,250
-----------------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416(a) of the Securities Act of 1933.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act based upon the average of the high and low prices of the Registrant's common stock, par value $1.00 per share, as reported by the New York Stock Exchange on November 6, 2001.

(3) Associated with the Registrant's common stock are rights to purchase Series A Junior Participating Preferred Stock that will not be exercisable or evidenced separately from such common stock prior to the occurrence of certain events.


                                     PART I


EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to 20,000,000 shares of common stock of Albertson's, Inc., par value $1.00 per share, and the associated preferred stock purchase rights (together, the "Common Stock"), which may be issued under our 1995 Amended and Restated Stock-Based Incentive Plan (the "Plan").

         The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933. Such document(s) are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

         References to "we," "us," "our," the "Company" or "Albertson's" mean Albertson's, Inc., a Delaware corporation.


                                     PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Albertson's files reports, proxy statements and other information with the SEC. SEC filings made by Albertson's are available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C.; 233 Broadway, Woolworth Building, New York, NY; and Citicorp Center, 5000 West Madison Street, Suite 1400, Chicago, IL. Please telephone the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copying charges.

         The SEC allows Albertson's to "incorporate by reference" the information it files with the SEC. This permits Albertson's to disclose important information to you by referring you to these filed documents. Any information referenced this way is considered part of this Registration Statement, and information filed with the SEC subsequent to this Registration Statement will be deemed to update and supersede this information automatically, as described in more detail below.

         Albertson's incorporates by reference the following documents previously filed with the SEC:

     o Our Quarterly Report on Form 10-Q, filed with the SEC on September 13, 2001, for the 26 week period ended August 2, 2001;

     o Our Quarterly Report on Form 10-Q, filed with the SEC on June 13, 2001, for the 13 weeks ended May 3, 2001;

     o Our Current Reports on Form 8-K, filed with the SEC on May 7, 2001 and April 26, 2001;

     o Our Annual Report on Form 10-K, filed with the SEC on April 19, 2001, for the fiscal year ended February 1, 2001;

     o The description of the Common Stock included in our Registration Statement on Form 8-A, filed with the SEC on January 29, 1976, and all amendments or reports filed for the purpose of updating such description; and

     o The description of the Preferences and Rights of Series A Junior Participating Preferred Stock included in our Registration Statement on Form 8-A dated March 4, 1997, as amended by Amendment No. 1 on Form 8-A dated August 6, 1998, and Amendment No. 2 on Form 8-A dated March 25, 1999.

In addition to the documents listed above, Albertson's incorporates by reference any future filings made by it with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information "furnished" pursuant to Item 9 of Form 8-K) until Albertson's files a post-effective amendment that indicates the termination of the offering of securities made by this Registration Statement.

         ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Albertson's is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation law, or DGCL, which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation, or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses that such officer or director actually and reasonably incurred.

         Our Restated Certificate of Incorporation provides that, to the extent permitted by the DGCL, a director of Albertson's will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting personal liability of directors of a corporation for monetary damages arising from breaches of fiduciary duty, except for liability (1) for breaches of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (4) for transactions in which a director received an improper personal benefit.

         Our By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of Albertson's (or was serving at the request of Albertson's as a director, officer, employee or agent for another entity) will be indemnified and held harmless by Albertson's, to the fullest extent authorized by the DGCL.

         Albertson's is insured against various liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the expense of Albertson's, against certain liabilities that might arise out of their directorship or employment, respectively, and not subject to indemnification under the By-Laws.

         This summary is subject to the DGCL, our Restated Certificate of Incorporation and our By-Laws.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

         ITEM 8.  EXHIBITS

         The exhibits listed below are filed herewith or are incorporated herein by reference to other filings.

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1* Restated Certificate of Incorporation of the Company (as amended) previously filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998, and incorporated herein by reference

4.2* By-Laws of the Company, dated March 15, 2001 previously filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2001, and incorporated herein by reference

4.3* Stockholder Rights Agreement previously filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on March 4, 1997, and incorporated herein by reference

4.4* Amendment No. 1 to Stockholder Rights Agreement, dated August 2, 1998, previously filed as Exhibit 1 of Amendment No. 1 to the Company's Registration Statement on Form 8-A filed on August 6, 1998, and incorporated herein by reference

4.5* Amendment No. 2 to Stockholders Rights Agreement, dated March 16, 1999, previously filed as Exhibit 1 of Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on March 25, 1999, and incorporated herein by reference

4.6* Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as
                    Exhibit 3.1.1 to the Company's Annual Report on Form 10-K for the year ended January 30, 1998, and incorporated herein by reference

4.7* Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as Exhibit 3.1.2 to the Company's Annual Report on Form 10-K for the year ended January 28, 1999, and incorporated herein by reference

4.8                 Albertson's, Inc. Amended and Restated 1995 Stock-Based
                    Incentive Plan

5.1                 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1                Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                    (included in Exhibit 5.1)

23.2                Consent of Deloitte & Touche LLP, Independent Auditors

23.3                Consent of Ernst & Young LLP, Independent Auditors

24.1                Power of Attorney (included on signature page)

------------------
* Previously filed.

         ITEM 9.  UNDERTAKINGS

(a)      Albertson's hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Albertson's pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Albertson's hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Albertson's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934)that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Albertson's pursuant to the provisions described in Item 6 of this registration statement, or otherwise, Albertson's has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities(other than the payment by Albertson's of expenses incurred or paid by a director, officer or controlling person of Albertson's in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Albertson's will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on November 12, 2001.

                                                               Albertson's, Inc.



                                                         /s/ Felicia D. Thornton
                                                         By: Felicia D. Thornton
                                                    Executive Vice President and
                                                         Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints each of Lawrence R. Johnston, Felicia D. Thornton and Paul G. Rowan, Esq., his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments), supplements and additions to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature               Title                                      Date
         ---------               -----                                      ----

                                 Chairman of the Board and
                                 Chief Executive Officer
/s/ Lawrence R. Johnston         and Director                  November 12, 2001
------------------------
    Lawrence R. Johnston

                                 President and Chief Operating
/s/ Peter L. Lynch               Officer and Director          November 12, 2001
------------------
    Peter L. Lynch

                                 Executive Vice President
/s/ Felicia D. Thornton          and Chief Financial Officer   November 12, 2001
-----------------------
    Felicia D. Thornton

                                 Senior Vice President and
/s/ Richard J. Navarro           Controller                    November 12, 2001
----------------------
    Richard J. Navarro

/s/ A. Gary Ames                 Director                      November 12, 2001
----------------
    A. Gary Ames


/s/ Cecil D. Andrus              Director                      November 12, 2001
-------------------
    Cecil D. Andrus


/s/ Pamela G. Bailey             Director                      November 12, 2001
--------------------
    Pamela G. Bailey


/s/ Teresa Beck                  Director                      November 12, 2001
---------------
    Teresa Beck


/s/ Henry I. Bryant              Director                      November 12, 2001
-------------------
    Henry I. Bryant


/s/ Paul I. Corddry              Director                      November 12, 2001
-------------------
    Paul I. Corddry


/s/ Clark A. Johnson             Director                      November 12, 2001
--------------------
    Clark A. Johnson


                                 Vice Chairman of the Board
/s/ Victor L. Lund               and Director                  November 12, 2001
------------------
    Victor L. Lund


/s/ Beatriz Rivera               Director                      November 12, 2001
------------------
    Beatriz Rivera


/s/ J.B. Scott                   Director                      November 12, 2001
--------------
    J.B. Scott


/s/ Will M. Storey               Director                      November 12, 2001
------------------
    Will M. Storey

                                Index to Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1* Restated Certificate of Incorporation of the Company (as amended) previously filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998, and incorporated herein by reference

4.2* By-Laws of the Company, dated March 15, 2001 previously filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2001, and incorporated herein by reference

4.3* Stockholder Rights Agreement previously filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on March 4, 1997, and incorporated herein by reference

4.4* Amendment No. 1 to Stockholder Rights Agreement, dated August 2, 1998, previously filed as Exhibit 1 of Amendment No. 1 to the Company's Registration Statement on Form 8-A filed on August 6, 1998, and incorporated herein by reference

4.5* Amendment No. 2 to Stockholders Rights Agreement, dated March 16, 1999, previously filed as Exhibit 1 of Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on March 25, 1999, and incorporated herein by reference

4.6* Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as
                    Exhibit 3.1.1 to the Company's Annual Report on Form 10-K for the year ended January 30, 1998, and incorporated herein by reference

4.7* Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as Exhibit 3.1.2 to the Company's Annual Report on Form 10-K for the year ended January 28, 1999, and incorporated herein by reference

4.8                 Albertson's, Inc. Amended and Restated 1995 Stock-Based
                    Incentive Plan

5.1                 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP(included in Exhibit 5.1)

23.2                Consent of Deloitte & Touche LLP, Independent Auditors

23.3                Consent of Ernst & Young LLP, Independent Auditors

24.1                Power of Attorney (included on signature page)

------------------
* Previously filed.